UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2022

DELUXE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

MN	1-7945	41-0216800
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

801 S. Marquette Ave.

Minneapolis, MN 55402-2807

(Address of principal executive offices and zip code)

(651) 483-7111

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1.00 per share	DLX	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 29, 2022, Deluxe Corporation (the “Company”) announced that three of its wholly-owned subsidiaries, First American Payment Systems, LP, a limited partnership, also d/b/a Merimac Capital (“First American”), Eliot Management Group, LLC, limited liability company, also d/b/a Sundance Payment Solutions (“EMG”) and Think Point Financial, LLC, a limited liability company, also d/b/a Cypress Bay Solutions and Impulse Payments (“Think Point”, together with First American and EMG, the “First American Subsidiaries”) and the Federal Trade Commission (the “FTC”) entered into a Stipulated Order for Permanent Injunction, Monetary Judgment, and Other Relief (the “Consent Order”), which was lodged in the United States District Court for the Eastern District of Texas (the “Court”) and is subject to final approval by the Court before becoming effective. Once effective, the Consent Order will resolve the FTC’s investigation regarding the First American Subsidiaries’ participation in certain acts or in the marketing, promotion, offering for sale, or sale of payment processing services to merchants throughout the United States (the “FTC Investigation”). The FTC alleged that these practices violated Section 5 of the Federal Trade Commission Act and Section 4 of the Restore Online Shoppers’ Confidence Act.

Pursuant to the Consent Order, under which the First American Subsidiaries neither admitted nor denied the FTC’s allegations (except as to the Court having jurisdiction over the matter), the First American Subsidiaries agreed to make a $4,900,000 payment to the FTC (the “Monetary Judgment”) within seven days of entry of the Consent Order. Additionally, among other things, the First American Subsidiaries agreed to refrain from engaging in certain sale and debiting practices, make certain disclosures concerning negative options and to maintain a compliance program. The foregoing summary of the Consent Order is not complete and is qualified in its entirety by reference to the complete text of the Consent Order, a copy of which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

The Company expects to be fully indemnified for the Monetary Judgment, pursuant to that certain Agreement and Plan of Merger, dated as of April 21, 2021 (the “Merger Agreement”), by and among the Company, FAPS Holdings, Inc. (“FAPS”), ApplePoint FAPS Holdings LP and Fox Acquirer Sub, Inc. Under the terms of the Merger Agreement, the Company is entitled to limited indemnification for certain expenses and losses that may be incurred after the consummation of the acquisition of FAPS that arise out of certain matters, including the FTC Investigation. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 22, 2021 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of April 21, 2021, by and among Deluxe Corporation, Fox Acquirer Sub, Inc., FAPS Holdings, Inc. and Applepoint FAPS Holdings LP (solely in its capacity as the stockholder representative) (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 22, 2021).

10.1	Stipulated Order for Permanent Injunction, Monetary Judgment, and Other Relief.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29 2022	DELUXE CORPORATION

	By:	/s/ Jeffrey L. Cotter
	Name:	Jeffrey L. Cotter
	Title:	Chief Administrative Officer, Senior Vice President and General Counsel